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COLGATE-PALMOLIVE COMPANY
A Delaware Corporation

300 Park Avenue
New York, NY 10022

Reuben Mark
Chairman and Chief Executive Officer

March 1994

Dear Fellow Employee:

The Board of Directors joins me in thanking you for your creative and energetic accomplishments. 1993 was most challenging, particularly in the developed world. Yet your committed efforts made for another successful year in every area: our financial performance, our ability to successfully deal with the changing business environment of the 1990's, and our progress in becoming the best truly global consumer products company.

Some highlights:

- -- Colgate achieved new earnings and sales records, with profits advancing 15% and earning per share growing 16%.

- -- Unit volume grew 5%, our 11th consecutive year of volume growth.

- -- We accelerated the flow of new products to consumers: 25% of total sales in 1993 were from new products introduced in the last five years, up from 21% in 1992.

We all can take pride in the success of Colgate Total plaque-fighting toothpaste, which so far has been introduced in 49 countries; the triple-action Colgate Precision toothbrush, which is adding to our Number One position, both in the USA and globally; Ajax Compact 4-in-1 cleaner; Irish Spring deodarant; Hill's Science Diet Treats for dogs, and countless other technologically innovative new products. This year we will increase new product activity and levels of advertising support worldwide.

Since it is your efforts that make Colgate the success it is, I hope you read the enclosed Annual Report on the Company's recent achievements and future direction with the same pride and enthusiasm that I do. As always, I look forward to working together with you as we reach to make Colgate the world's best.

Thanks and best regards,

[Reuben Mark Signature]



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                           COLGATE-PALMOLIVE COMPANY
                              STOCK SAVINGS PLAN

To: Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock allocable to your interest in the funds established under such Plan shall be voted by the appropriate Trustee/Custodian at the annual meeting of stockholders to be held at New York, New York on May 5, 1994 or at any adjournment thereof.

Election of Directors, Nominees:
V.R. Alden, J.K. Conway, R.E. Ferguson,
E.M. Hancock, D.W. Johnson,
J.P. Kedall, D.E. Lewis, R. Mark,
H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side).

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4061

[X] Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board's recommendations.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4..

[ ] FOR [ ] WITHHELD

1. Election of Directors (see reverse)

FOR, except vote withheld from the following nominee(s):

[ ] FOR [ ] AGAINST [ ] ABSTAIN

2. Approve selection of Arthur Anderson & Co. as Auditors.


3. Approve the Non-Employee Director Stock Option Plan.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. Approve the Amended Executive Incentive Compensation Plan.

The Board recommends a vote AGAINST item 5.

5. Stockholder Proposal: Blank Check Preference Stock.

In his discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


SIGNATURE(S) DATE

FOLD AND DETACH HERE

ANNUAL MEETING OF COLGATE-PALMOLIVE COMPANY SHAREOWNERS

Thursday, May 5, 1994

- --Your vote is important to us. Please detach the above proxy, sign the card and insert it in the enclosed envelope at your earliest convenience. Further, be advised that your vote is held in confidence by our outside tabulator, the First Chicago Trust Company of New York.

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                         COLGATE-PALMOLIVE COMPANY
                     EMPLOYEES SAVINGS AND INVESTMENT PLAN

To: Plan Participants

As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock and/or Convertible Preferernce Stock allocable to your interest in the Trust Funds established under such Plan shall be voted by the appropriate Trustee at the annual meeting of stockholders to be held at New York, New York on May 5, 1994 or at any adjournment thereof.

Election of Directors, Nominees:
V.R. Alden, J.K. Conway, R.E. Ferguson,
E.M. Hancock, D.W. Johnson,
J.P. Kedall, D.E. Lewis, R. Mark,
H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side).

0124

[X] Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board's recommendations.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4..

[ ] FOR [ ] WITHHELD

1. Election of Directors (see reverse)

FOR, except vote withheld from the following nominee(s):

[ ] FOR [ ] AGAINST [ ] ABSTAIN

2. Approve selection of Arthur Anderson & Co. as Auditors.


3. Approve the Non-Employee Director Stock Option Plan.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. Approve the Amended Executive Incentive Compensation Plan.

The Board recommends a vote AGAINST item 5.

5. Stockholder Proposal: Blank Check Preference Stock.

In his discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


SIGNATURE(S) DATE

FOLD AND DETACH HERE

ANNUAL MEETING OF COLGATE-PALMOLIVE COMPANY SHAREOWNERS

Thursday, May 5, 1994
Marriott Marquis
10:00 a.m.
Broadway Ballroom
1535 Broadway
(45th Street and Broadway)
New York, NY

- --Your vote is important to us. Please detach the above proxy, sign the card and insert it in the enclosed envelope at your earliest convenience.

- --If you intend to attend the meeting, please fill out and mail separately the enclosed ticket request.



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                          COLGATE-PALMOLIVE COMPANY
                     300 Park Avenue, New York, NY 10022

                  Proxy Solicited by the Board of Directors
                      for Annual Meeting on May 5, 1994


P R O X Y

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, VERNON R. ALDEN and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated below, all shares which the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held at new York, New York on May 5, 1994 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

Election of Directors, Nominees:
V.R. Alden, J.K. Conway, R.E. Ferguson,
E.M. Hancock, D.W. Johnson,
J.P. Kedall, D.E. Lewis, R. Mark,
H.B. Wentz, Jr.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side).

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


1957

[X] Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board's recommendations.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4..

[ ] FOR [ ] WITHHELD

1. Election of Directors (see reverse)

FOR, except vote withheld from the following nominee(s):

[ ] FOR [ ] AGAINST [ ] ABSTAIN

2. Approve selection of Arthur Anderson & Co. as Auditors.


3. Approve the Non-Employee Director Stock Option Plan.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4. Approve the Amended Executive Incentive Compensation Plan.

The Board recommends a vote AGAINST item 5.

5. Stockholder Proposal: Blank Check Preference Stock.

In his discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


SIGNATURE(S) DATE

FOLD AND DETACH HERE